COLUMBUS LIFE
                                INSURANCE COMPANY
-------------------------------------------------------------------------------
400 East Fourth Street  P.O. Box 5737   Cincinnati, Ohio 45201-5737
1-800-677-8383  www..ColumbusLife.com


November 17, 2000



Dear Columbus Life Registered Representative:


The attached letter, proxy statement and authorization card will be mailed to Columbus Life Variable Universal Life contract holders on or about November 17, 2000. Clients are being asked to provide voting instructions on two proposals which will affect the Touchstone Variable Series Trust (the "Trust") as required by the Voting Rights section of the applicable prospectus.

The proposals are to elect Trustees for the Trust and to ratify the selection of Ernst & Young LLP as independent accountants of the Trust. We must receive the client's authorization card by the close of business on December 11th in order to process the voting instructions prior to the December 13th meeting of Trust shareholders.

Please read the attached letter and proxy statement to familiarize yourself with the proposals. The Board of Trustees of the Trust has recommended a vote "FOR" both items. Clients may call the Columbus Life Variable Universal Life Service Center with any questions.

If you have any questions please call Touchstone Marketing Services at 800.638.8194

Thank you for doing business with Touchstone and Columbus Life Insurance
Company.


Sincerely,

/s/ Lawrence L. Grypp

Lawrence L. Grypp
President and Chief Executive Officer
Columbus Life Insurance Co.

Columbus Life Variable Universal Life is underwritten by Columbus Life Insurance Co., Cincinnati, Ohio and distributed by Touchstone Securities, Inc.*

* MEMBER NASD/ SIPC

                                 COLUMBUS LIFE
                                INSURANCE COMPANY
-------------------------------------------------------------------------------
400 East Fourth Street  P.O. Box 5737   Cincinnati, Ohio 45201-5737
1-800-677-8383  www..ColumbusLife.com


November 17, 2000


Dear Variable Universal Life Contract Owner:


Your interest in one or more Touchstone subaccounts of your Columbus Life Variable Universal Life contract entitles you to provide voting instructions on two upcoming proposals affecting the Touchstone Variable Series Trust (the "Trust"). You are being asked to provide voting instructions to Columbus Life in connection with the election of Trustees of the Trust, and ratification of the selection of Ernst & Young LLP as independent accountants of the Trust. Please review the enclosed proxy statement for more information about the proposals. The prospectus for your Columbus Life policy explains the voting rights of variable universal life contract owners.

The Board of Trustees of the Trust has determined that these proposals are in the best interest of Trust shareholders, and has recommended that shareholders vote "FOR" both items.

We must receive the enclosed authorization card with your voting instructions no later than December 11, 2000 in order to process your instructions prior to the Special Meeting of shareholders on December 13, 2000.

By mail: Complete, sign and mail the enclosed authorization card in the postage-paid envelope that has been provided. Please allow adequate time for mailing.

By fax: Complete and sign the enclosed authorization card and fax both sides to 513-362-8319.

If you have any questions or need any help with your voting instructions, please call the Columbus Life Variable Universal Life Service Center toll free at 1-800-677-9595.


Sincerely,

/s/ Lawrence L. Grypp

Lawrence L. Grypp
President and Chief Executive Officer
Columbus Life Insurance Co.


Columbus Life Variable Universal Life is underwritten by Columbus Life Insurance Co., Cincinnati, Ohio and distributed by Touchstone Securities, Inc.*

* MEMBER NASD/ SIPC

                    WESTERN-SOUTHERN LIFE ASSURANCE COMPANY
                                  400 BROADWAY
                             CINCINNATI, OHIO 45202


November 17, 2000


Dear Variable Annuity Contract Owner:


Your interest in one or more Touchstone subaccounts of your Touchstone variable annuity contract entitles you to provide voting instructions on two upcoming proposals affecting the Touchstone Variable Series Trust (the "Trust"). You are being asked to provide voting instructions to Western-Southern in connection with the election of Trustees of the Trust, and ratification of the selection of Ernst & Young LLP as independent accountants of the Trust. Please review the enclosed proxy statement for more information about the proposals. The prospectus for your Touchstone variable annuity explains the voting rights of variable annuity contract owners.

The Board of Trustees of the Trust has determined that these proposals are in the best interest of Trust shareholders, and has recommended that shareholders vote "FOR" both items.

We must receive the enclosed authorization card with your voting instructions no later than December 11, 2000 in order to process your instructions prior to the Special Meeting of shareholders on December 13, 2000.

By mail: Complete, sign and mail the enclosed authorization card in the postage-paid envelope that has been provided. Please allow adequate time for mailing.

By fax: Complete and sign the enclosed authorization card and fax both sides to 513-362-8319.


If you have any questions or need any help with your voting instructions, please call the Touchstone Variable Annuity Service Center toll free at 1-800-669-2796 (press 2).


Sincerely,

/s/ Jill T. McGruder

Jill T. McGruder
Senior Vice President
Western-Southern Life Assurance Company

                    WESTERN-SOUTHERN LIFE ASSURANCE COMPANY
                                  400 BROADWAY
                             CINCINNATI, OHIO 45202


November 17, 2000



Dear Touchstone Producer:


The attached letter, proxy statement and authorization card will be mailed to Touchstone variable annuity contract holders on or about November 17, 2000. Clients are being asked to provide voting instructions on two proposals which will affect the Touchstone Variable Series Trust (the "Trust") as required by the Voting Rights section of the applicable prospectus.

The proposals are to elect Trustees for the Trust and to ratify the selection of Ernst &Young LLP as independent accountants of the Trust. We must receive the client's authorization card by the close of business on December 11th in order to process the voting instructions prior to the December 13th meeting of Trust shareholders.

Please read the attached letter and proxy statement to familiarize yourself with the proposals. The Board of Trustees of the Trust has recommended a vote "FOR" both items. Clients may call the Touchstone Variable Annuity Service Center with any questions.

If you have any questions please call Touchstone Marketing Services at:

               BROKER DEALERS-         800.638.8194
               FINANCIAL INSTITUTIONS- 800.285.2858

Thank you for doing business with Touchstone and Western-Southern Life Assurance Company.


Sincerely,

/s/ Jill T. McGruder

Jill T. McGruder
President and Chief Executive Officer
Touchstone Family of Funds and Variable Annuities


Touchstone variable annuity products are underwritten by Western-Southern Life Assurance Company, Cincinnati, Ohio and distributed by Touchstone Securities, Inc.*

* MEMBER NASD/ SIPC